EXHIBIT 99.1

SOCIAL CAPITAL HEDOSOPHIA HOLDINGS CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON , 2019
The undersigned hereby appoints Chamath Palihapitiya, Steven Trieu, Simon Williams, Adam Bain or the Chairperson of the extraordinary general meeting, which we refer together as the “Proxies”, and each of them independently, with full power of substitution as proxies to vote the shares that the undersigned is entitled to vote, which we refer to as the “Shares”, at the extraordinary general meeting of Social Capital Hedosophia Holdings Corp., a Cayman Islands exempted company (“SCH”), to be held on , 2019 at Eastern Time at , located at , and at any adjournments thereof. Such Shares shall be voted as indicated with respect to the proposals listed below and, unless such authority is withheld on the reverse side hereof, the Proxies’ discretion on such other matters as may properly come before the extraordinary general meeting or any adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said extraordinary general meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY CARD BUT NO DIRECTION IS MADE, YOUR SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting
to be held on                 , 2019:

The notice of extraordinary general meeting and the accompanying proxy statement/prospectus are available at https://www.cstproxy.com/socialcapitalhedosophiaholdings/smp2019

Please mark vote as indicated in this example	THE BOARD OF DIRECTORS OF SOCIAL CAPITAL HEDOSOPHIA HOLDINGS CORP. RECOMMENDS A VOTE “FOR” PROPOSAL NOS., 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 AND 11.

Proposal No. 1—The BCA Proposal—To approve by ordinary resolution and adopt the Agreement and Plan of Merger, dated as of July 9, 2019, as amended on October 1, 2019 (the “Merger Agreement”), by and among SCH, Vieco 10 Limited, a company limited by shares under the laws of the British Virgin Islands (“V10”), Vieco USA, Inc., a Delaware corporation and wholly owned subsidiary of V10 (“Vieco US”), Foundation Sub 1, Inc., a Delaware corporation and a direct wholly owned subsidiary of SCH (“Merger Sub A”), Foundation Sub 2, Inc., a Delaware corporation and a direct wholly owned subsidiary of SCH (“Merger Sub B”), Foundation Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of SCH (“Merger Sub LLC” and, collectively with Merger Sub A and Merger Sub B, the “Merger Subs”), TSC Vehicle Holdings, Inc., a Delaware corporation and an indirect wholly owned subsidiary of V10 (“Company A”), Virgin Galactic Vehicle Holdings, Inc., a Delaware corporation and an indirect wholly owned subsidiary of V10 (“Company B”), and VGH, LLC, a Delaware limited liability company

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6—Organizational Documents Proposal D—To authorize all other changes in connection with the replacement of Cayman Constitutional Documents with the Proposed Certificate of Incorporation and Proposed Bylaws as part of the Domestication, including (1) changing the corporate name from “Social Capital Hedosophia Holdings Corp.” to “Virgin Galactic Holdings, Inc.,” (2) making VGH, Inc.’s corporate existence perpetual, (3) adopting Delaware as the exclusive forum for certain stockholder litigation, (4) granting an explicit waiver regarding corporate opportunities to certain “exempted persons” (including Vieco US and Mr. Palihapitiya and their respective affiliates and representatives) and (5) removing certain provisions related to SCH’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which SCH’s board of directors believes is necessary to adequately address the needs of VGH, Inc. after the Business Combination.

			FOR ☐	AGAINST ☐	ABSTAIN ☐

and a direct wholly owned subsidiary of V10 (“Company LLC” and, collectively with Company A and Company B, the “VG Companies” and, together with V10, “VG”). The Merger Agreement provides for, among other things, the merger of: (x) Merger Sub A with and into Company A, with Company A surviving the merger as a wholly owned subsidiary of VGH, Inc. (“Corp Merger A”), (y) Merger Sub B with and into Company B, with Company B surviving the merger as a wholly owned subsidiary of VGH, Inc. (“Corp Merger B”) and (z) Merger Sub LLC with and into Company LLC, with Company LLC surviving the merger as a wholly owned subsidiary of VGH, Inc. (the “LLC Merger” and, collectively with Corp Merger A and Corp Merger B, the “Mergers”), in each case, in accordance with the terms and subject to the conditions of the Merger Agreement.

			Proposal No. 7—Director Election Proposal—To approve by ordinary resolution, the election of eight directors who, upon consummation of the Business Combination, will be the directors of VGH, Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2—The Domestication Proposal—To approve by special resolution, the change of SCH’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication” and, together with the Mergers, the “Business Combination”).

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 8—The Stock Issuance Proposal—To approve by ordinary resolution, for the purposes of complying with the applicable provisions of Section 312.03 of the New York Stock Exchange’s Listed Company Manual, the issuance of shares of VGH, Inc. common stock to (1) Vieco US pursuant to the Merger Agreement and (2) Chamath Palihapitiya, SCH’s Chief Executive Officer and Chairman of its board of directors, and Vieco US, in each case, if applicable, pursuant to the Purchase Agreement, dated July 9, 2019, as supplemented by the Assignment, Consent and Waiver Agreement, dated October 1, 2019, by and among SCH, V10, Vieco US and Mr. Palihapitiya.

				FOR ☐	AGAINST ☐	ABSTAIN ☐

Organizational Documents Proposals—To approve by special resolution, the following material differences between SCH’s Amended and Restated Memorandum and Articles of Association (as amended by a special resolution of shareholders passed on September 9, 2019), and as may be further amended from time to time, the “Cayman Constitutional Documents”) and the proposed new certificate of incorporation (“Proposed Certificate of Incorporation”) and the proposed new bylaws (“Proposed Bylaws”) of Social Capital Hedosophia Holdings Corp. (a corporation incorporated in the State of Delaware, and the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the Delaware General Corporation Law (the “DGCL”)), which will be renamed “Virgin Galactic Holdings, Inc.” in connection with the Business Combination (SCH after the Domestication, including after such change of name, is referred to herein as “VGH, Inc.”):

			Proposal No. 9—The Incentive Award Plan Proposal—To approve by ordinary resolution, the VGH, Inc. 2019 Incentive Award Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3—Organizational Documents Proposal A—To authorize the change in the authorized capital stock of SCH from 500,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 5,000,000 preferred shares, par value $0.0001 per share, to 700,000,000 shares of common stock, par value $0.0001 per share, of VGH, Inc. (the “VGH, Inc. common stock”) and 10,000,000 shares of preferred stock, par value $0.0001 per share, of VGH, Inc. (the “VGH, Inc. preferred stock”).

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 10—The Repurchase Proposal—To approve by ordinary resolution, the repurchase, at Vieco US’s election, of up to 20,000,000 shares of VGH, Inc. common stock from Vieco US at a price of $10.00 per share with cash in an aggregate amount equal to the lesser of $200.0 million and the amount (if any) by which the Available Cash (as defined in the accompanying proxy statement/prospectus) exceeds $500.0 million at the Closing (as defined in the accompanying proxy statement/prospectus).

				FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4—Organizational Documents Proposal B—To authorize the board of directors of VGH, Inc. (the “Board”) to issue any or all shares of VGH, Inc. preferred stock in one or more series, with such terms and conditions as may be expressly determined by the Board and as may be permitted by the DGCL.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5—Organizational Documents Proposal C—To provide that certain provisions of the certificate of incorporation of VGH, Inc. will be subject to the Stockholders’ Agreement and certain provisions of the bylaws of VGH, Inc. will be subject to the Stockholders’ Agreement and the Registration Rights Agreement.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 11—The Adjournment Proposal—To approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting.

				FOR ☐	AGAINST ☐	ABSTAIN ☐

Shareholder Certification: I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other shareholders with respect to the ordinary shares of SCH owned by me in connection with the proposed Business Combination.

SHAREHOLDER CERTIFICATION ☐

Dated:	, 2019

(Signature)

(Signature if held Jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

A vote to abstain will not be treated as a vote on the relevant proposal. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR ORDINARY SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ABOVE.